Exhibit 99.1

CalAmp Reports Fourth Quarter and Fiscal Year 2021 Financial Results

Quarterly revenue together with revenue from discontinued operations increased sequentially to $89.5 million

Achieves 6% year-over-year quarterly revenue growth from continuing operations, including $35 million in SaaS revenue

Annual Recurring Revenue increases 15% to $87 million for the full year, excluding the Automotive Vehicle Finance business

IRVINE, CA, April 22, 2021 -- CalAmp (Nasdaq: CAMP), a global connected intelligence company helping businesses and people track, monitor and recover vital assets with real-time visibility and insights, today reported financial results for its fourth quarter and fiscal year 2021 ended February 28, 2021. On March 16, 2021, the Company announced that Spireon acquired its LoJack North America business, which is being accounted for as discontinued operations and thereby excluded from the reported financial results from continuing operations.

“Revenue from continuing operations in the fourth quarter increased sequentially and year-over-year due to robust customer demand in support of the 3G-to-4G upgrade cycle, particularly at our largest customer,” commented Jeff Gardner, CalAmp’s president and chief executive officer. “This growth was further supported by gradual improvements in certain markets and geographies combined with sustained demand for our SaaS solutions.

“More recently, we were very pleased to have reached an agreement with Spireon to sell the LoJack North America business. We are now strategically aligned and well positioned as we enter our first fiscal quarter with near-record customer backlog. We remain cautious as we work with our suppliers to closely manage supply chain shortages for certain components. We are focused on aggressively expanding our global SaaS solutions to drive margins, profitability and cash flow in the coming fiscal year and beyond.”

Fourth Quarter and Fiscal Year 2021 Financial Overview

•

Consolidated revenue from continuing operations was $81.9 million for the fourth quarter and $308.6 million for fiscal year 2021, which excludes $7.6 million and $32.7 million of LoJack North America revenue, respectively.

•

Software & Subscription Services (S&SS) revenue for the fourth quarter was $34.7 million, representing 42.3% of consolidated revenue, and $129.9 million for the full year, which was up 5.2% from the prior year.

•

Telematics Products revenue for the quarter was $47.3 million, which was up 6.3% sequentially due to strong demand from the 3G-to-4G transition, and down 9.9% for the full year due to the impact of the COVID-19 pandemic.

•	Sales to its largest customer reached another quarterly record of $18.6 million, representing growth of 12.9% sequentially, and $59.6 million for the full year, representing growth of 19.0%.
•	Gross margin for the quarter increased 240 basis points sequentially to 42.2% and increased 70 basis points for the full year to 39.7%.
•	GAAP net loss from continuing operations for the quarter was $3.2 million, or a loss of $0.09 per share.
•	Adjusted basis non-GAAP net income for the quarter was $4.8 million, or $0.14 per diluted share.
•	Adjusted EBITDA for the quarter was $9.9 million, or 12% of revenue, and $32.1 million for the full year, or 10% of revenue.
•	Total S&SS subscribers increased to 954,000, an increase of 8% from the prior year, after excluding the Automotive Vehicle Finance business.
•	Ended the quarter with $94.6 million in cash and cash equivalents with operating cash flow from continuing operations for the year of $33.0 million.
•	Free cash flow from continuing operations increased to $21.6 million, up from an outflow of $14.5 million in the prior year.

Other Business and Recent Highlights

•	Launched new SC iOn Supply Chain Visibility solution for refrigerated vaccines, pharmaceuticals and other high-value shipments.
•	Introduced a new flexible and data-enriched intuitive user interface (UI) for its CalAmp iOn™ fully integrated solutions suite of fleet and asset management applications.

CalAmp Reports Fourth Quarter and Fiscal Year2021 Financial Results

•

CGTE, a dealer for the Cat® Rental Store in Italy for Caterpillar machinery, selected CalAmp’s LoJack Italia to protect its rental fleet of equipment against theft and to collect real-time data for fleet and logistics management.

•

Molly Maid, the nation's leading residential cleaning franchise, adopted CalAmp’s iOn™ fleet tracking and asset management solution to offer franchise owners real-time visibility into their fleet activity and mobile workforces.

•	Collaborated with Alarm.com to offer customers the benefits of a vehicle monitoring solution as an integrated feature of its smart home security systems.
•	Signed multi-year agreement with Localiza to add more value-added telematics to Brazil’s car rental industry.

Summary Financial Information From Continuing Operations:
(In thousands except per share amounts)
	Three Months Ended		Fiscal Year Ended
	February 28/29		February 28/29
Description	2021	2020	2021	2020
Revenues:
Software & Subscription Services (S&SS)	$34,668	$34,458	$129,933	$123,460
Telematics Products	47,279	42,628	178,654	198,313
	$81,947	$77,086	$308,587	$321,773
Gross margin	42%	38%	40%	39%

Net loss	$(3,221)	$(39,224)	$(21,157)	$(51,552)
Net loss per diluted share	$(0.09)	$(1.16)	$(0.62)	$(1.54)
Non-GAAP measures:
Adjusted basis net income	$4,840	$2,440	$10,360	$18,370
Adjusted basis net income per diluted share	$0.14	$0.07	$0.30	$0.54
Adjusted EBITDA	$9,901	$8,719	$32,106	$38,909
Adjusted EBITDA margin	12%	11%	10%	12%

	February 28/29,
Description	2021	2020
Cash and cash equivalents	$94,624	$107,404
Working capital	103,267	111,219
Deferred revenue	52,817	57,071
Free cash flows	21,641	(14,464)
Total debt (carrying value)	186,471	210,207

S&SS Supplemental Information:
S&SS annual recurring revenue	$97,257	$85,812
Less: Automotive vehicle finance	(9,856)	(9,884)
Other S&SS annual recurring revenue	$87,401	$75,928

S&SS remaining performance obligation	$145,070	$129,410
Less: Automotive vehicle finance	(8,566)	(14,299)
Other S&SS remaining performance obligation	$136,504	$115,111

Total S&SS subscribers	1,286	1,323
Less: Automotive vehicle finance	(332)	(439)
Other S&SS subscribers	954	884

CalAmp Reports Fourth Quarter and Fiscal Year2021 Financial Results

First Quarter Fiscal 2022 Business Outlook

The Company is maintaining its policy of not providing quarterly guidance as visibility into product shipments remains uncertain due to global supply shortages and the lingering effects of the COVID-19 pandemic.

Conference Call and Webcast

CalAmp is hosting a conference call for analysts and investors to discuss its fourth quarter and fiscal year 2021 results at 1:30 p.m. Pacific Time today.  Participants can listen in via webcast by visiting the Investor Relations section of our website at www.calamp.com. Please go to the website at least 15 minutes early to register, download and install any necessary audio software. A replay of the webcast will be available for 90 days after the call.  The conference call can also be accessed by dialing 833-714-0868 (+1-778-560-2625 for international callers) and using the Conference ID # 8681517.  Following the call, an audio replay will also be available by calling 800-585-8367 or +1-416-621-4642 and entering the Conference ID# 8681517. The audio replay will be available through April 29, 2021.

About CalAmp

CalAmp (Nasdaq: CAMP) is a connected intelligence company that helps people and businesses work smarter. We partner with transportation and logistics, industrial equipment, government and automotive industries to deliver insights that help businesses make the right decisions. Our applications, platforms and smart devices allow them to track, monitor and recover their vital assets with real-time visibility that reduces costs, maximizes productivity and improves safety. Headquartered in Irvine, California, CalAmp has 22 million products installed and approximately 1.3 million software and services subscribers worldwide. For more information, visit calamp.com, or LinkedIn, Facebook, Twitter, YouTube or CalAmp Blog.

Forward-Looking Statements

This announcement contains forward-looking statements (including within the meaning of Section 21E of the U.S. Securities Exchange Act of 1934, as amended, and Section 27A of the U.S. Securities Act of 1933, as amended) concerning CalAmp. These statements include, but are not limited to, statements that address our expected future business and financial performance and statements about (i) our plans, objectives and intentions with respect to future operations, services and products, (ii)  our competitive position and opportunities, and (iii) other statements identified by words such as such as “may”, “will”, “expect”, “intend”, “plan”, “potential”, “believe”, “seek”, “could”, “estimate”, “judgment”, “targeting”, “should”, “anticipate”, “predict” “project”, “aim”, “goal”, and similar words, phrases or expressions. These forward-looking statements are based on management’s current expectations and beliefs, as well as assumptions made by, and information currently available to, management, current market trends and market conditions, and involve risks and uncertainties, many of which are outside of our control, and which may cause actual results to differ materially from those contained in forward-looking statements. Accordingly, you should not place undue reliance on such statements. Particular uncertainties that could materially affect future results include any risks associated with global economic conditions and concerns; the effects of global outbreaks of pandemics or contagious diseases or fear of such outbreaks, such as the recent coronavirus (COVID-19) pandemic; disruptions in sales, operations, relationships with customers, suppliers, employees, and consumers given our sale of LoJack North America operations to Spireon; our ability to successfully and timely accomplish our transformation to a SaaS solutions provider; our transition out of the automotive vehicle financing business; competitive pressures; pricing declines; demand for our telematics products; rates of growth in our target markets; prolonged disruptions of our contract manufacturers’ facilities or other significant operations; force majeure or force-majeure-like events at our contract manufacturers’ facilities including component shortages; the ongoing diversification of our global supply chain; our dependence on outsourced service providers for certain key business services and their ability to execute to our requirements; our ability to improve gross margin; cost-containment measures; legislative, trade, tariff, and regulatory actions; integration, unexpected charges or expenses in connection with our recent acquisitions; the impact of legal proceedings and compliance risks; implementation of our new ERP system; the impact on our business and reputation from information technology system failures, network disruptions, cyber-attacks, or losses or unauthorized access to, or release of, confidential information; the ability of the Company to comply with laws and regulations regarding data protection; our ability to protect our intellectual property and the unpredictability of any associated litigation expenses; any expenses or reputational damage associated with resolving customer product and warranty and indemnification claims; our ability to sell to new types of customers and to keep pace with technological advances; market acceptance of the end products into which our products are designed; and other events and trends on a national, regional and global scale, including those of a political, economic, business, competitive, and regulatory nature. More information on these risks and other potential factors that could affect our financial results is included in our filings with the U.S. Securities and Exchange Commission (“SEC”), including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial

CalAmp Reports Fourth Quarter and Fiscal Year2021 Financial Results

Condition and Results of Operations” sections of our most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings, which you may obtain for free at the SEC’s website at http://www.sec.gov. We undertake no intent or obligation to publicly update or revise any of these forward-looking statements, whether as a result of new information, future events or otherwise, which speak as of their respective dates except as required by law.

Non-GAAP Financial Measures

“GAAP” refers to financial information presented in accordance with U.S. Generally Accepted Accounting Principles. This announcement includes non-GAAP financial measures, as defined in Regulation G promulgated by the SEC. We believe that our presentation of non-GAAP financial measures provides useful supplementary information to investors. These non-GAAP financial measures are provided in addition to, and not as a substitute for measures of financial performance prepared in accordance with GAAP.

In this announcement, we report the non-GAAP financial measures of Adjusted basis net income, Adjusted basis net income per diluted share, Adjusted EBITDA (Earnings Before Investment Income, Interest Expense, Taxes, Depreciation, Amortization, stock-based compensation, acquisition and integration expenses, non-cash costs and expenses arising from purchase accounting adjustments, litigation provisions, impairment losses and certain other adjustments as detailed in the accompanying non-GAAP reconciliation), and Adjusted EBITDA margin. Adjusted basis net income (loss) excludes the impact of intangible asset amortization expense, stock-based compensation, non-cash interest expense, acquisition and integration expenses, non-cash costs and expenses arising from purchase accounting adjustments, litigation provisions, income tax provision adjustments, impairment losses and certain other adjustments as shown in the non-GAAP reconciliation provided in the table at the end of this announcement.  We use these non-GAAP financial measures to provide investors with additional information about our financial performance and future prospects of our core business activities. Internally, these non-GAAP measures are significant measures used by management for purposes of evaluating our core operating performance, establishing internal budgets, calculating return on investment for development programs and growth initiatives, comparing performance with internal forecasts and targeted business models, strategic planning, evaluating and valuing potential acquisition candidates and how their operations compare to our operations, and benchmarking performance externally against our competitors. We believe this non-GAAP financial information provides additional insight into our ongoing performance and have therefore chosen to provide this information to investors to help them evaluate our results of ongoing operations and enable additional period-to-period comparisons. The presentation of these and other similar items in our non-GAAP financial results should not be interpreted as implying that these items are non-recurring, infrequent, or unusual.

CalAmp, LoJack, TRACKER, Here Comes The Bus, Bus Guardian, iOn Vision and associated logos are among the trademarks of CalAmp and/or its affiliates in the United States, certain other countries and/or the EU. Spireon acquired the LoJack® North American Stolen Vehicle Recovery (SVR) business from CalAmp and holds an exclusive license to the LoJack mark in the United States and Canada. Any other trademarks or trade names mentioned are the property of their respective owners.

AT CALAMP:	AT SHELTON GROUP:
Kurtis Binder	Leanne K. Sievers
EVP & CFO	(949) 224.3874
ir@calamp.com	sheltonir@sheltongroup.com

CalAmp Reports Fourth Quarter and Fiscal Year2021 Financial Results

CALAMP CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Fiscal Year Ended
	February 28/29		February 28/29
	2021	2020	2021	2020

Revenues	$81,947	$77,086	$308,587	$321,773
Cost of revenues	47,347	47,500	186,182	196,280
Gross profit	34,600	29,586	122,405	125,493
Operating expenses:
Research and development	6,886	6,414	25,811	26,993
Selling and marketing	12,459	12,348	46,202	47,379
General and administrative	13,174	10,924	49,077	49,479
Intangible asset amortization	1,214	1,326	4,781	5,871
Restructuring	617	1,169	2,534	2,465
Impairment losses	539	5,754	825	5,754
	34,889	37,935	129,230	137,941
Operating loss	(289)	(8,349)	(6,825)	(12,448)
Non-operating income (expense):
Investment income	837	52	2,119	4,497
Interest expense	(3,673)	(4,098)	(15,487)	(20,096)
Loss on extinguishment of debt	-	-	-	(2,408)
Other expense, net	(360)	(139)	(403)	(113)
	(3,196)	(4,185)	(13,771)	(18,120)
Loss from continuing operations before income taxes and impairment loss on investment in affiliate	(3,485)	(12,534)	(20,596)	(30,568)
Income tax benefit (provision) from continuing operations	264	(26,690)	(561)	(20,454)
Loss from continuing operations before impairment loss on investment in affiliate	(3,221)	(39,224)	(21,157)	(51,022)
Impairment loss on investment in affiliate	-	-	-	(530)
Loss from continuing operations	(3,221)	(39,224)	(21,157)	(51,552)
Loss from discontinued operations, net of tax	(5,508)	(16,603)	(35,152)	(27,752)
Net loss	$(8,729)	$(55,827)	$(56,309)	$(79,304)
Loss per share - continuing operations:
Basic	$(0.09)	$(1.16)	$(0.62)	$(1.54)
Diluted	$(0.09)	$(1.16)	$(0.62)	$(1.54)
Loss per share - discontinued operations:
Basic	$(0.16)	$(0.49)	$(1.02)	$(0.82)
Diluted	$(0.16)	$(0.49)	$(1.02)	$(0.82)
Loss per share:
Basic	$(0.25)	$(1.65)	$(1.64)	$(2.36)
Diluted	$(0.25)	$(1.65)	$(1.64)	$(2.36)

Shares used in computing loss per share:
Basic	34,685	33,915	34,389	33,670
Diluted	34,685	33,915	34,389	33,670

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CalAmp Reports Fourth Quarter and Fiscal Year2021 Financial Results

CALAMP CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)
(Unaudited)
	February 28/29,
	2021	2020
Assets

Current assets:
Cash and cash equivalents	$94,624	$107,404
Accounts receivable, net	63,325	64,639
Inventories	23,663	32,472
Prepaid expenses and other current assets	24,804	20,433
Current assets of discontinued operations	7,872	12,918
Total current assets	214,288	237,866

Property and equipment, net	41,081	55,878
Operating lease right-of-use assets	14,273	20,626
Deferred income tax assets	4,889	4,437
Goodwill	94,617	94,312
Other intangible assets, net	37,488	42,954
Other assets	27,169	24,514
Non-current assets of discontinued operations	-	15,218
Total assets	$433,805	$495,805

Liabilities and Stockholders' Equity

Current liabilities:
Current portion of long-term debt	$4,317	$33,119
Accounts payable	35,767	24,635
Accrued payroll and employee benefits	12,761	9,049
Deferred revenue	32,924	32,427
Other current liabilities	17,380	14,499
Current liabilities of discontinued operations	4,096	7,746
Total current liabilities	107,245	121,475

Long-term debt, net of current portion	182,154	177,088
Operating lease liabilities	17,061	24,279
Other non-current liabilities	30,487	32,236
Non-current liabilities of discontinued operations	1,773	2,808
Total liabilities	338,720	357,886
Stockholders' equity:
Common stock	352	343
Additional paid-in capital	233,692	220,482
Accumulated deficit	(137,974)	(81,531)
Accumulated other comprehensive loss	(985)	(1,375)
Total stockholders' equity	95,085	137,919
Total liabilities and stockholders' equity	$433,805	$495,805

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CalAmp Reports Fourth Quarter and Fiscal Year2021 Financial Results

CALAMP CORP.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)
(Unaudited)

	Fiscal Year Ended
	February 28/29
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(56,309)	$(79,304)
Less: Net loss from discontinued operations, net of tax	(35,152)	(27,752)
Net loss from continuing operations	(21,157)	(51,552)
Depreciation	17,221	17,441
Intangible asset amortization	4,781	5,871
Stock-based compensation	11,364	10,667
Amortization of debt issuance costs and discount	10,180	13,764
Impairment losses	825	5,754
Noncash operating lease cost	421	1,534
Revenue assigned to factors	(6,291)	(6,844)
Loss on extinguishment of debt	-	2,408
Deferred tax assets, net	(1)	18,552
Other	723	1,129
Changes in operating assets and liabilities of continuing operations	14,931	(11,887)
Net cash provided by continuing operations	32,997	6,837
Net cash provided by (used in) discontinued operations	(4,412)	4,707
NET CASH PROVIDED BY OPERATING ACTIVITIES	28,585	11,544

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from maturities and sale of marketable securities	6,264	37,055
Purchases of marketable securities	(6,264)	(19,543)
Capital expenditures	(11,356)	(21,301)
Acquisitions, net of cash acquired	-	(60,652)
Other	-	(366)
Net cash used in continuing operations	(11,356)	(64,807)
Net cash used in discontinued operations	(2,338)	(891)
NET CASH USED IN INVESTING ACTIVITIES	(13,694)	(65,698)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from Paycheck Protection Program Loan	10,000	-
Repayment of Paycheck Protection Program Loan	(10,000)	-
Proceeds from revolving credit facility, net of issuance costs	19,944	-
Repayment of 2020 Convertible Notes	(27,599)	-
Repurchase of 2020 Convertible Notes	-	(94,683)
Repayment of revolving credit facility	(20,000)	-
Taxes paid related to net share settlement of vested equity awards	(1,628)	(2,007)
Proceeds from exercise of stock options and contributions to ESPP	1,967	1,870
NET CASH USED IN FINANCING ACTIVITIES	(27,316)	(94,820)

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	(355)	(122)
Net change in cash and cash equivalents	(12,780)	(149,096)
Cash and cash equivalents at beginning of period	107,404	256,500
Cash and cash equivalents at end of period	$94,624	$107,404

CalAmp Reports Fourth Quarter and Fiscal Year2021 Financial Results

CALAMP CORP.

RECONCILIATION OF NON-GAAP MEASURES TO GAAP

(Unaudited)

GAAP refers to financial information presented in accordance with U.S. Generally Accepted Accounting Principles. This announcement includes historical non-GAAP financial measures, as defined in Regulation G promulgated by the Securities and Exchange Commission.  We believe that our presentation of historical non-GAAP financial measures provides useful supplementary information to investors.  The presentation of historical non-GAAP financial measures is not meant to be considered in isolation from or as a substitute for results prepared in accordance with GAAP.

In this announcement, we report the non-GAAP financial measures of Adjusted basis net income, Adjusted basis net income per diluted share, Adjusted EBITDA (Earnings Before Investment Income, Interest Expense, Taxes, Depreciation, Amortization and stock-based compensation, impairment loss and other adjustments as identified below), and Adjusted EBITDA margin. We use these non-GAAP financial measures to provide investors with an overall understanding of the financial performance and future prospects of our core business activities. Specifically, we believe that the use of these non-GAAP measures facilitates the comparison of results of core business operations between current and past periods.

The reconciliation of GAAP basis net loss to Adjusted basis (non-GAAP) net income is as follows (in thousands except per share amounts):

	Three Months Ended		Fiscal Year Ended
	February 28/29		February 28/29
	2021	2020	2021	2020

GAAP basis net loss	$(8,729)	$(55,827)	$(56,309)	$(79,304)

Net loss from discontinued operations, net of tax	5,508	$16,603	$35,152	$27,752
Intangible assets amortization	1,214	1,326	4,781	5,871
Stock-based compensation	2,870	2,644	10,357	10,667
Non-cash interest expense	2,468	2,723	10,180	13,764
GAAP basis income tax provision (benefit)	(264)	26,690	561	20,454
Acquisition and integration related expenses	-	638	-	2,210
Loss on extinguishment of debt	-	-	-	2,408
Litigation and non-recurring legal expenses	689	672	2,262	6,213
Impairment losses	539	5,754	825	5,754
Restructuring	617	1,169	2,534	2,465
Other	148	198	667	1,166
Adjusted basis income before income taxes	5,060	2,590	11,010	19,420
Income tax provision (non-GAAP basis) (a)	(220)	(150)	(650)	(1,050)
Adjusted basis net income	$4,840	$2,440	$10,360	$18,370

Adjusted basis net income per diluted share	$0.14	$0.07	$0.30	$0.54

Weighted average common shares outstanding on a diluted basis	35,606	34,162	34,768	33,934

CalAmp Reports Fourth Quarter and Fiscal Year2021 Financial Results

The reconciliation of GAAP-basis net loss to Adjusted EBITDA and the calculation of Adjusted EBITDA margin are as follows (dollars in thousands):

	Three Months Ended		Fiscal Year Ended
	February 28/29		February 28/29
	2021	2020	2021	2020

GAAP basis net loss	$(8,729)	$(55,827)	$(56,309)	$(79,304)

Net loss from discontinued operations, net of tax	5,508	16,603	35,152	27,752
Investment income	(837)	(52)	(2,119)	(4,497)
Interest expense	3,673	4,098	15,487	20,096
Income tax provision (benefit)	(264)	26,690	561	20,454
Depreciation and amortization	5,345	6,476	22,002	23,312
Stock-based compensation	2,870	2,644	10,357	10,667
Loss on extinguishment of debt	-	-	-	2,408
Acquisition and integration related expenses	-	638	-	2,210
Litigation and non-recurring legal expenses	689	672	2,262	6,213
Impairment losses	539	5,754	825	5,754
Restructuring	617	1,169	2,534	2,465
Other	490	(146)	1,354	1,379
Adjusted EBITDA	$9,901	$8,719	$32,106	$38,909

Other favorable (unfavorable) impacts to Adjusted basis net income and Adjusted EBITDA (b)
Deferred revenue purchase accounting adjustment	$(564)	$(1,450)	$(3,099)	$(8,622)
Resolution of a product performance matter	-	-	(1,400)	-
Manufacturing variances	-	(1,849)	-	(4,326)
Inventory excess and obsolescence	-	(1,038)	(596)	(2,896)
Total other favorable (unfavorable) impacts to Adjusted EBITDA	$(564)	$(4,337)	$(5,095)	$(15,844)

Revenue	$81,947	$77,086	$308,587	$321,773

Adjusted EBITDA margin	12%	11%	10%	12%

(a)	The non-GAAP income tax provision represents cash taxes paid or payable for the period after giving effect to the utilization of net operating losses and tax credit carryforwards.
(b)

Other favorable (unfavorable) impacts to Adjusted basis net income and Adjusted EBITDA represent financial impacts that cannot be included in these Non-GAAP measures, but management believes can provide insights into underlying operational earnings for the periods presented above. These items include deferred revenue purchase accounting adjustments resulting from business acquisitions which reduces revenue and gross profit, resolution of a product performance matter with a customer, manufacturing variances for under-absorption of labor and overhead into our inventory during the closure of our  U.S. manufacturing facility and inventories related to the automotive vehicle finance business that are obsolete or in excess of demand forecast.